EXHIBIT (j)



                              Consent of Auditors











               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Tax Free Fund of Vermont, Inc. and to the use of our report dated February 10, 1999 on the financial statements and financial highlights of the Fund. Such financial statements and financial highlights appear in the 1998 Annual Report to Shareholders which is included in the Statement of Additional Information.


                                                            TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
February 10, 1999